Exhibit 99.1

For Immediate Release

TRADESTATION GROUP ANNOUNCES $60 MILLION STOCK BUY BACK PLAN

Plantation FL, October 19, 2006 — TradeStation Group, Inc. (NASDAQ GS: TRAD) announced today that its board of directors has authorized the use of up to $60 million of the company’s available and unrestricted cash, over a 4-year period, to repurchase shares of its common stock in the open market or through privately-negotiated transactions. The stock repurchases are authorized to be made pursuant to one or more Rule 10b5-1 plans or programs. The beginning of the 4-year period shall commence with the creation and implementation of a Rule 10b5-1 plan using an unaffiliated brokerage firm, which is expected to be put into effect within the next few weeks. Pursuant to the buy back plan, $1,250,000 of company cash per month during each month of the 4-year period (i.e., $15 million per 12-month period and $60 million for the 4-year period) has been authorized to be used to purchase company shares at prevailing prices, subject to compliance with applicable securities laws, rules and regulations, including Rules 10b5-1 and 10b-18. The buy back plan does not obligate the company to acquire any specific number of shares in any period, and may be modified, suspended, extended or discontinued at any time without prior notice.

The company currently has approximately 44,779,000 shares of common stock outstanding. Any shares of common stock repurchased will be available for reissuance for general corporate purposes.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art “direct market access” (DMA) or “direct-access” order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies. In 2006, TradeStation was named, for the second year in a row, Best Futures Brokerage and, for the fourth year in a row, Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Archipelago Exchange, Boston Options Exchange, Chicago Board Options Exchange, International Securities Exchange, Pacific Exchange and Philadelphia Stock Exchange. The company’s other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services.

Forward-looking Statements

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “expected,” “intends,” “may,” “will,” “shall,” and similar expressions, to the extent used, are intended to identify the forward-looking statements. All forward-looking statements are based on current expectations and beliefs concerning future events that are subject to risks and uncertainties. Actual results may differ materially from the results suggested in this press release. Factors that may cause or contribute to such differences, and the company’s business risks generally, include, but are not limited to: the availability of sufficient available and unrestricted cash (based on operational results, corporate and regulatory requirements and other events or factors that may affect available cash over the period of the buy back plan) to enable the company to effectuate the buy back plan, or a significant portion thereof; prevailing market conditions, including availability of the company’s common stock; early termination or suspension of the buy back plan; and the risks and uncertainties indicated in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in its other public filings and 2006 press releases, including the company’s press release regarding its third quarter 2006 revenue and earnings results that was published October 19, 2006.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000